Exhibit 1.1

EXECUTION VERSION

Carriage Services, Inc.

6.625% Senior Notes due 2026

Purchase Agreement

May 23, 2018

Goldman Sachs & Co. LLC,

As representative (the “Representative”) of the several Purchasers named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198.

Ladies and Gentlemen:

Carriage Services, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to the Purchasers named in Schedule I hereto (the “Purchasers”) an aggregate of $325,000,000 principal amount of the Senior Notes due 2026 specified above (the “Securities”). The Company’s obligations under the Securities will be fully and unconditionally guaranteed (the “Guarantees”) as to the payment of principal, premium, if any, and interest, on a senior basis, jointly and severally, by each of the guarantors listed on the signature pages of this Agreement (each, a “Guarantor” and, collectively, the “Guarantors”).

Concurrently with the issue and sale of the Securities, the Company, the Guarantors and certain of their affiliates (i) will use a portion of the net proceeds from the offering of the Securities to repay all borrowings outstanding under the Company’s current credit agreement, dated as of August 30, 2012, as amended to date (such credit agreement, as amended, the “Existing Credit Agreement”) and (ii) will, subject to the satisfaction of certain conditions, enter into a credit agreement, to be dated as of May 31, 2018 (such new credit agreement, the “Credit Agreement”). The transactions contemplated by this Agreement and the Indenture (as defined below), together with the payment of fees, costs and expenses in connection with the foregoing, as described in the Pricing Circular (as defined below), are collectively referred to herein as the “Refinancing Transactions.”

1.	Each of the Company and the Guarantors, jointly and severally, represents and warrants to, and agrees with, each of the Purchasers that:

(a)

A preliminary offering circular, dated May 15, 2018 (the “Preliminary Offering Circular”), and an offering circular, dated May 23, 2018 (the “Offering Circular”), have been prepared in connection with the offering of the Securities. The Preliminary Offering Circular, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(b)), is hereinafter referred to as the “Pricing Circular.” Any reference to the Preliminary Offering Circular, the Pricing Circular or the Offering Circular shall be deemed to refer to and include all documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of such circular and incorporated by reference therein and any reference to the Preliminary Offering Circular or the Offering Circular, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of the Preliminary Offering Circular or the Offering Circular , as the case may be, and prior to such specified date and incorporated by reference therein, and (ii) any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Securities; and all documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Circular, the Pricing Circular or the Offering Circular , as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports” (provided that where only sections of such documents are specifically incorporated by reference, only such sections shall be considered to be part of the “Exchange Act Reports”). The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(a) hereof. The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto and the Exchange Act Reports, when read together with the other information in the Preliminary Offering Circular or the Offering Circular as the case may be, did not and will not, as of their respective dates and the Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representative expressly for use therein;

(b)	For the purposes of this Agreement, the “Applicable Time” is 3:15 p.m. (Eastern Standard Time) on the date of this Agreement; the Pricing Circular as supplemented by the information set forth in Schedule III hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Company Supplemental Disclosure Document (as defined in Section 6(a)(i)) listed on Schedule II(b) hereto and each Permitted General Solicitation Material (as defined in Section 6(a)(i))) listed on Schedule II(d) hereto does not conflict with the information contained in the Pricing Circular or the Offering Circular and each such Company Supplemental Disclosure Document and Permitted General Solicitation Material, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this Section 1(b) shall not apply to statements or omissions made in a Company Supplemental Disclosure Document or Permitted General Solicitation Material in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representative expressly for use therein;

(c)

Neither the Company nor any of its subsidiaries has sustained since the date of the latest financial statements included in the Pricing Circular any loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Pricing Circular that is material to the Company and the Guarantors and their respective subsidiaries taken as a whole; and, since the respective dates as of which information is given in the Pricing Circular, there has not been (i) any change in the capital stock, membership interests or long-term debt of the Company or any of its subsidiaries that is material to the Company and the Guarantors taken as a whole or (ii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (such events described in (ii) above, a “Material Adverse Effect”), otherwise than as set forth in the Pricing Circular;

(d)	The Company and its subsidiaries have good and marketable title in fee simple to the surface estate of all real property and good title to all personal property owned by them, in each case free and clear of all mortgages, pledges, liens, security interests, claims, restrictions, encumbrances and defects of any kind except (i) such as are described in the Pricing Disclosure Package and the Offering Circular or (ii) such as do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries considered as one enterprise; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Pricing Disclosure Package and the Offering Circular, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except for any such claim which would not result in a Material Adverse Effect;

(e)	The Company and each of its subsidiaries has been duly incorporated or formed and is validly existing as a corporation or limited liability company in good standing under the laws of its respective jurisdiction of incorporation or formation, with power and authority (corporate, limited liability company and other) to own its properties and conduct its business in all material respects as described in the Pricing Disclosure Package and the Offering Circular, and has been duly qualified as a foreign corporation or limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified or be in good standing in any such jurisdiction, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(f)	The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock or membership interests, as applicable, of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in the Pricing Disclosure Package and the Offering Circular;

(g)	The Securities and the Guarantees have been duly authorized by the Company and the Guarantors, as applicable, and, when issued and delivered against the purchase price therefor pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company and the Guarantors, as applicable, entitled to the benefits provided by the indenture to be dated as of May 31, 2018 (the “Indenture”) among the Company, the Guarantors and Wilmington Trust, National Association, as Trustee (the “Trustee”), under which they are to be issued; the Indenture has been duly authorized by the Company and each of the Guarantors and, when executed and delivered by the Company, the Guarantors and the Trustee (assuming the due authorization and valid execution and delivery thereof by the Trustee), the Indenture, the Securities and the Guarantees will constitute a valid and legally binding instrument, enforceable against the Company and each of the Guarantors in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Offering Circular;

(h)	The Company and each of the Guarantors has all requisite corporate or limited liability company, as applicable, power to execute, deliver and perform its obligations under this Agreement and in connection with the Refinancing Transactions. This Agreement has been duly and validly authorized, executed and delivered by the Company and each of the Guarantors.

(i)	None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(j)	Prior to the date hereof, none of the Company, the Guarantors or any of their respective affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company or any Guarantor in connection with the offering of the Securities or to result in a violation of Regulation M under the Exchange Act;

(k)

The issue and sale of the Securities and the Guarantees and the compliance by the Company and the Guarantors, as applicable, with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Pricing Disclosure Package and the Offering Circular (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Guarantors or any of their respective subsidiaries is a party or by which the Company, the Guarantors or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, the Guarantors or any of their respective subsidiaries is subject, except where such conflict, breach, violation or default does not result in a Material Adverse Effect, nor (ii) will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws or equivalent organizational documents of the Company or any Guarantor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Guarantors or any of their respective subsidiaries or any of their properties; and (iii) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the Guarantees or the consummation by the Company and the Guarantors of the transactions contemplated by this Agreement or the Indenture, except (A) such consents, approvals, authorizations, registrations or qualifications as have been obtained, (B) where the failure of the Company to obtain or make any such consent, approval, authorization, registration or qualification would not reasonably be expected to have an adverse effect on the Company or any of the Guarantors in connection with the performance of their respective obligations as contemplated by the Pricing Disclosure Package and this Agreement or (C) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers;

(l)	Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws or equivalent organizational document or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(m)	The statements set forth in the Pricing Circular and the Offering Circular under the caption “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Securities, under the caption “Description of Certain Indebtedness,” insofar as they purport to constitute a summary of the terms of the documents referred to therein, under the caption “Certain U.S. Federal Income Tax Considerations,” and under the caption “Plan of Distribution,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects, subject to the limitations, qualifications and assumptions contained therein;

(n)	Other than as set forth in the Pricing Disclosure Package and the Offering Circular , there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate, have a Material Adverse Effect; and, to the knowledge of the Company and the Guarantors, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(o)	When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the United States Securities Act of 1933, as amended (the “Act”)) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

(p)	The Company is subject to Section 13 or 15(d) of the Exchange Act; and assuming the accuracy of the representations set forth in Section 3 of this Agreement, no registration of the Securities under the Act, and no qualification of the Indenture under the United States Trust Indenture Act of 1939, as amended, with respect thereto, is required for the offer, sale and initial resale of the Securities by the Purchasers in the manner contemplated by this Agreement;

(r)	The Company is not required, and after giving effect to the offering and the sale of the Securities as herein contemplated and the application of the net proceeds thereof as described in the Pricing Disclosure Package and the Offering Circular will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(s)	None of the Company, the Guarantors or any person acting on its or their behalf (other than the Purchasers, as to which no representation is made) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act (other than by means of a Permitted General Solicitation, as defined below) or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act and the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the “offering restriction” within the meaning of such Rule 902;

(t)	Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by the Representative), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

(u)	The Company and each of its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company’s internal control over financial reporting is effective in all material respects for the purpose for which it was designed;

(v)	Since the date of the latest financial statements included or incorporated by reference in the Pricing Circular, except as described in the Pricing Disclosure Package and the Offering Circular, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(w)

The Company and each of its subsidiaries maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure; and such disclosure controls and procedures are effective;

(x)	Grant Thornton, which has audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States);

(y)	None of the Company, the Guarantors, any of its or their respective subsidiaries nor, to the knowledge of the Company or the Guarantors, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company, the Guarantors or any of its or their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made any bribe, unlawful rebate, unlawful payoff, unlawful influence payment, kickback or other unlawful payment.

(z)	The operations of the Company, the Guarantors and its or their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company, the Guarantors or any of its or their respective subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantors or any of its or their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Guarantors, threatened.

(aa)	None of the Company, the Guarantors, any of its or their respective subsidiaries or, to the knowledge of the Company or the Guarantors, any director, officer, agent, employee or affiliate of the Company, the Guarantors or any of its or their respective subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or Canada (collectively, “Sanctions”), and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(bb)	Except as described in the Pricing Disclosure Package and the Offering Circular or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company and the Guarantors, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws;

(cc)	The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect;

(dd)	The Company and its subsidiaries have filed all tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves, charges and accruals have been established by the Company in accordance with GAAP in the applicable financial statements referred to in Section 1(ee) hereto. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(ee)	The financial statements included or incorporated by reference in the Pricing Disclosure Package and the Offering Circular, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved in all material respects, except in the case of unaudited, interim financial statements, subject to normal year-end adjustments and the exclusion of certain footnotes. The supporting schedules, if any, present fairly in all material respects, in accordance with GAAP, the information required to be stated therein. The selected financial data and the summary financial information included in the Pricing Disclosure Package and the Offering Circular present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. All disclosures contained in the Pricing Disclosure Package and the Offering Circular, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable in all material respects. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Pricing Disclosure Package and the Offering Circular fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(ff)	Nothing has come to the attention of the Company or any of the Guarantors that has caused the Company or the Guarantors to believe that the statistical and market-related data included in the Pricing Disclosure Package or the Offering Circular is not based on or derived from sources that the Company and the Guarantors reasonably believe are reliable and accurate in all material respects;

(gg)	None of the Company or any of its respective subsidiaries has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) that is or will be integrated with the offering of the Securities or the Guarantees in a manner that would require registration of the Securities or the Guarantees under the Securities Act;

(hh)	There are no contracts, agreements or understandings between the Company or any of the Company’s respective subsidiaries and any person granting such person the right to require any of the Company or any of the Company’s respective subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company or any of the Company’s respective subsidiaries;

(ii)	The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect; and

(jj)	There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or executive officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

2.	Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.5% of the principal amount thereof, plus accrued interest, if any, from May 31, 2018 to the Time of Delivery hereunder, the principal amount of Securities set forth opposite the name of such Purchaser in Schedule I hereto.

3.	Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser, acting severally and not jointly, hereby represents and warrants to, and agrees with the Company and the Guarantors that:

(a)	It will sell the Securities only to (i) persons who it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A or (ii) upon the terms and conditions set forth in Annex I to this Agreement;

(b)	It is an Institutional Accredited Investor (within the meaning of Rule 501 under the Act); and

(c)	it will not offer or sell Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

4. (a)	The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to the Purchasers for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer in Federal (same day) funds, by causing DTC to credit the Securities to the account of the Purchasers at DTC. The Company will cause the certificates representing the Securities to be made available to the Purchasers for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 (the “Closing Location”) The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on May 31, 2018 or such other time and date as the Purchasers and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery.”

(b)	The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 8(h) hereof, will be delivered at such time and date at the Closing Location, and the Securities will be delivered at the office of DTC (or its designated custodian), all at the Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4(b), “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.	The Company and each of the Guarantors agree with jointly and severally with each of the Purchasers:

(a)	To prepare the Offering Circular in a form reasonably acceptable to you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you, acting reasonably, promptly after reasonable notice thereof; and to furnish you with copies thereof;

(b)	Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)	To furnish the Purchasers with written and electronic copies of the Offering Circular and any amendment or supplement thereto in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

(d)	During the period beginning from the date hereof and continuing until the date that is 60 days after the Time of Delivery, not to offer, issue, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to any securities of the Company that are substantially similar to the Securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing without your prior written consent;

(e)	Not to be or become, at any time prior to the expiration of two years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(f)	At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of Securities information (the “Additional Issuer Information”) satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

(h)	During the period of one year after the Time of Delivery, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them (other than pursuant to a registration statement that has been declared effective under the Act); and

(i)	To use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Circular under the caption “Use of Proceeds”

6.

(a)	(i) The Company and each of the Guarantors represents and agrees that, without the prior consent of the Representative, it and its affiliates and any other person acting on its or their behalf (other than the Purchasers, as to which no statement is given) (x) have not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act (any such offer is hereinafter referred to as a “Company Supplemental Disclosure Document”) and (y) have not solicited and will not solicit offers for, and have not offered or sold and will not offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D other than any such solicitation listed on Schedule II(d) (each such solicitation, a “Permitted General Solicitation”; each written general solicitation document listed on Schedule II(d), a “Permitted General Solicitation Material”);

(ii) each Purchaser, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representative, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of securities or any Permitted General Solicitation Material, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute a “free writing prospectus,” as defined in Rule 405 under the Act (any such offer (other than any such term sheets and any Permitted General Solicitation Material), is hereinafter referred to as a “Purchaser Supplemental Disclosure Document”); and

(iii) any Company Supplemental Disclosure Document, Purchaser Supplemental Disclosure Document or Permitted General Solicitation Material, the use of which has been consented to by the Company and the Representative, is listed as applicable on Schedule II(b), Schedule II(c) or Schedule II(d) hereto, respectively;

7.

The Company and each of the Guarantors, jointly and severally, covenants and agrees with the several Purchasers that the Company and the Guarantors will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s and the Guarantors’ counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing, reproduction and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, the Securities, the Blue Sky Memorandum, closing documents

(including any compilations thereof), Permitted General Solicitation Materials and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities and the Gurantees; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) 50% of all costs and expenses incurred in connection with any “road show” presentation to potential purchasers of the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section 7, and Section 9 and Section 12 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.	The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Guarantors herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and each of the Guarantors shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)	Latham & Watkins LLP, counsel for the Purchasers, shall have furnished to you such opinions and negative assurance letter, in each case dated the Time of Delivery, in form and substance reasonably acceptable to the Purchasers, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(b)	Porter Hedges LLP, counsel for the Company and certain of the Guarantors, shall have furnished to you their (i) written opinion and (ii) negative assurance letter, each to be dated as of the Time of Delivery and, with respect to clause (i), substantially to the effect set forth in Exhibit A-1 hereto and, with respect to clause (ii), substantially to the effect set forth in Exhibit A-2 hereto;

(c)	Neil Verma, Legal Counsel of the Company, shall have furnished to you his written opinion, substantially to the effect set forth in Exhibit A-1 hereto;

(d)	On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, Grant Thornton LLP shall have furnished to the Purchasers a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Purchasers;

(e)

(i) None of the Company or any of the Company’s respective subsidiaries shall have sustained, since the date of the latest financial statements included in the Pricing Disclosure Packages and Offering Circular, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Pricing Disclosure Packages and Offering Circular, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Packages and Offering Circular, there shall not have been any change in the capital stock or membership interests, as applicable, or long-term debt of the Company or any of the Company’s respective subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, financial position, earnings, or results of operations of the Company or any of the Company’s respective subsidiaries, otherwise than as set forth or contemplated in the Pricing Disclosure Packages and Offering Circular , the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Pricing Disclosure Package and the Offering Circular;

(f)	On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(g)	On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Offering Circular;

(h)	The Company and the Guarantors shall have furnished or caused to be furnished to you at the Time of Delivery a certificate or certificates of officers of the Company and the Guarantors satisfactory to you as to the accuracy of the representations and warranties of the Company and the Guarantors, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Guarantors of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (e) and (f) of this Section 8 and as to such other matters as you may reasonably request;

(i)	As of the Time of Delivery, the Purchasers shall have received duly executed copies of the Securities, Guarantees and the Indenture, each in form and substance reasonably satisfactory to the Purchasers;

(j)

Substantially concurrently with the issue and sale of the Securities, (i) the Existing Credit Facility shall have been repaid in full and the Company and the Guarantors shall have been released from all of their obligations thereunder, and the Company shall have made all other payments described in the Offering Circular under the caption “Use of Proceeds” and the Purchasers shall have been furnished with documentation evidencing such repayment, release and other payments in form and substance reasonably satisfactory to the Purchasers; and (ii) the Company and the Guarantors, as applicable, shall have entered into the Credit Agreement and the Purchasers shall have received documents and agreements entered into and received thereunder in form and substance reasonably satisfactory to the Purchasers; and

(k)	The Securities shall be eligible for clearance and settlement through the facilities of DTC.

9. (a)	The Company and each of the Guarantors, jointly and severally, will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Pricing Disclosure Package, the Offering Circular, or any amendment or supplement thereto, any Company Supplemental Disclosure Document, or any Permitted General Solicitation Material or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular, the Pricing Circular, the Pricing Disclosure Package, the Offering Circular or any such amendment or supplement, any Company Supplemental Disclosure Document or any Permitted General Solicitation Material, in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representative expressly for use therein.

(b)	Each Purchaser, severally and not jointly, will indemnify and hold harmless the Company and each Guarantor against any losses, claims, damages or liabilities to which the Company and the Guarantors may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Pricing Disclosure Package, the Offering Circular , or any amendment or supplement thereto, or any Company Supplemental Disclosure Document, or any Permitted General Solicitation Material or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular, the Pricing Circular, the Pricing Disclosure Package, the Offering Circular or any such amendment or supplement, any Company Supplemental Disclosure Document or any Permitted General Solicitation Material, in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representative expressly for use therein; and each Purchaser will reimburse the Company and the Guarantors for any legal or other expenses reasonably incurred by the Company and the Guarantors in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)	Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)

If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or the Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the

Guarantors and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the discount received by such Purchaser in connection with the Securities initially purchased by it and distributed to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e)	The obligations of the Company and the Guarantors under this Section 9 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of each Purchaser and each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 9 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and each of the Guarantors and to each person, if any, who controls the Company within the meaning of the Act.

10. (a)	If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular , or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments or supplements to the Offering Circular which in your opinion may thereby be made necessary. The term “Purchaser” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)

If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

11.	The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, any Guarantor, or any officer or director or controlling person of the Company or a Guarantor, and shall survive delivery of and payment for the Securities.

12.	If this Agreement shall be terminated pursuant to Section 10 hereof, the Company and the Guarantors shall not then be under any liability to any Purchaser except as provided in Section 7 and Section 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein (other than as a result of Section 8(a), 8(g)(i), 8(g)(iii), 8(g)(iv) or 8(g)(v)) the Company and the Guarantors will reimburse the Purchasers through you for all expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company and the Guarantors shall then be under no further liability to any Purchaser except as provided in Section 7 and Section 9 hereof.

13.	In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to Goldman Sachs & Co. LLC at 200 West Street, New York, New York 10282-2198, Attention: Registration Department; Facsimile: (866) 471-2526; and if to the Company or the Guarantors shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular , Attention: General Counsel; provided, however, that any notice to a Purchaser pursuant to Section 9 hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Purchasers upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantors, which information may include the name and address of their respective clients, as well as other information that will allow the initial purchasers to properly identify their respective clients.

14.	This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company, the Guarantors and, to the extent provided in Section 9 and Section 11 hereof, the officers and directors of the Company, the Guarantors and each person who controls the Company or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

15.	Time shall be of the essence of this Agreement.

16.	The Company and each of the Guarantors acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Purchaser is acting solely as a principal and not the agent or fiduciary of the Company or any Guarantor, (iii) no Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company or any Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Company or any Guarantor on other matters) or any other obligation to the Company or any Guarantor except the obligations expressly set forth in this Agreement and (iv) the Company and each of the Guarantors has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each of the Guarantors agrees that it will not claim that the Purchaser, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Guarantor, in connection with such transaction or the process leading thereto.

17.	This Agreement supersedes all prior agreements and understandings (whether written or oral) between or among the Company, the Guarantors and the Purchasers, or any of them, with respect to the subject matter hereof.

18.	THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE (WHETHER IN TORT OR BY STATUTE) ARISING UNDER OR RELATED TO THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION OR THE RIGHTS, DUTIES AND RELATIONSHIP OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company and each of the Guarantors agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19.	The Company, each Guarantor and each of the Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.	This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21.	Notwithstanding anything herein to the contrary, the Company and the Guarantors (and the Company’s and each Guarantor’s employees, representatives, and other agents) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company or any Guarantor relating to that treatment and structure, without the Purchasers’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means US federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to the Purchasers one counterpart hereof, and upon the acceptance hereof by the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers, the Company and the Guarantors.

[Signature Page Follows]

Very truly yours,

Carriage Services, Inc.

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Senior Vice President, Chief Financial Officer and Treasurer

Carriage Funeral Holdings, Inc.

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

CFS Funeral Services, Inc.

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

Carriage Holding Company, Inc.

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

Carriage Funeral Services of Michigan, Inc.

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

Carriage Funeral Services of Kentucky, Inc.

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

[Signature Page to Purchase Agreement]

Carriage Funeral Services of California, Inc.

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

Carriage Cemetery Services of Idaho, Inc.

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

Wilson & Kratzer Mortuaries

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

Rolling Hills Memorial Park

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

Carriage Services of Connecticut, Inc.

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

CSI Funeral Services of Massachusetts, Inc.

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

CHC Insurance Agency of Ohio, Inc.

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

[Signature Page to Purchase Agreement]

Carriage Services of New Mexico, Inc.

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

Forastiere Family Funeral Service, Inc.

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

Carriage Cemetery Services, Inc.

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

Carriage Services of Oklahoma, L.L.C.

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

Carriage Services of Nevada, Inc.

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

Hubbard Funeral Home, Inc.

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

Carriage Team California (Cemetery), LLC

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

[Signature Page to Purchase Agreement]

Carriage Team California (Funeral), LLC

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

Carriage Team Florida (Cemetery), LLC

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

Carriage Team Florida (Funeral), LLC

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

Carriage Services of Ohio, LLC

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

Carriage Team Kansas, LLC

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

Carriage Municipal Cemetery Services of Nevada, Inc.

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

Carriage Cemetery Services of California, Inc.

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

[Signature Page to Purchase Agreement]

Carriage Internet Strategies, Inc.

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

Carriage Management, Inc.

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

Cochrane’s Chapel of the Roses, Inc.

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

Horizon Cremation Society, Inc.

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

Carriage Life Events, Inc.

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

Carriage Pennsylvania Holdings, Inc.

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

Carriage Funeral Management, Inc.

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

[Signature Page to Purchase Agreement]

Carriage Florida Holdings, Inc.

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

Cloverdale Park, Inc.

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

Cataudella Funeral Home, Inc.

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

Carriage Merger VI, Inc.

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

CSRE Holdings, Inc.

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

PNCA, Inc.

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

Carriage Operations, Inc.

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

[Signature Page to Purchase Agreement]

Carriage Services of Tennessee, Inc.

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

Carriage Services of Louisiana, Inc.

By:	/s/ Carl B. Brink
Name: Carl B. Brink
Title: Treasurer

[Signature Page to Purchase Agreement]

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

By:	/s/ Ariel Fox
(Goldman, Sachs & Co.)
Name: Ariel Fox
Title: Vice President

On behalf of each of the Purchasers

[Signature Page to Purchase Agreement]

SCHEDULE I

Purchaser	Principal Amount of Securities to be Purchased
Goldman Sachs & Co. LLC	$162,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$97,500,000
Regions Securities LLC	$32,500,000
Barrington Research Associates, Inc.	$16,250,000
BBVA Securities Inc.	$16,250,000

Total	$325,000,000

Schedule I-1

SCHEDULE II

(a)	Additional Documents Incorporated by Reference: None

(b)	Company Supplemental Disclosure Documents:

Electronic Roadshow Presentation, dated May 2018

(c)	Purchaser Supplemental Disclosure Documents: None

(d)	Permitted General Solicitation Materials: None

Schedule II-1

SCHEDULE III

See attachment

Schedule III-1

ANNEX I

(1)	The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Purchaser represents that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S or Rule 144A under the Act. Accordingly, each Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule 144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.”

Terms used in this paragraph have the meanings given to them by Regulation S.

Each Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Company.

(2)	Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Purchasers in the United States and to U.S. persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (1) above.

(3)	Each Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in any such case with Goldman Sachs & Co. LLC’s express written consent and then only at its own risk and expense.

Annex I

EXHIBIT A-1

Form of Corporate Opinion of Porter Hedges LLP

See attachment

Exhibit A-1

EXHIBIT A-2

Form of Negative Assurance Letter of Porter Hedges LLP

See attachment

Exhibit A-2